                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement

[_]  Confidential, for use of the
     Commission Only (as permitted by
     Rule 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_] Soliciting Material Pursuant to (Section) 240.14a-11(c) or (Section)
    240.14a-12

                          J. C. PENNEY COMPANY, INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.


     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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

                                                1999 | J.C. Penney Company, Inc.





Notice of Annual Meeting of Stockholders

                           AND PROXY STATEMENT

JCPenney                                                 James E.
                                                         Oesterreicher
                                                         Chairman of the Board
                                                         and Chief Executive
                                                         Officer

                                                                 April 15, 1999

Dear Stockholders:

On behalf of your Board of Directors and your management, I cordially invite you to attend the Annual Meeting of Stockholders of your Company. It will be held on Friday, May 21, 1999, at 10:00 A.M., local time, at the Company's Home Office located at 6501 Legacy Drive, Plano, Texas 75024-3698.

  You will find information regarding the matters to be voted on at the meeting in the formal Notice of Meeting and Proxy Statement which are included on the following pages of this booklet.

  The vote of each and every stockholder is most important to us. We are gratified that so many of you have in the past exercised your right to vote your shares.

  Whether or not you plan to attend, please sign and return the enclosed proxy in the accompanying envelope, or vote via telephone as set forth in the proxy, as soon as possible so that your shares will be voted at the meeting.

  Please note that your completed proxy will not prevent you from attending the meeting and voting in person should you so choose. We look forward to seeing you at this meeting. If you plan to attend, please so indicate in the appropriate box on your proxy. As in the past, there will be a report on operations, an opportunity to meet your Company's directors and officers, as well as time for questions.

  Thank you for your cooperation and continued support and interest in JCPenney.

                                                   Regards,

                                                /s/ J.E. Oesterreicher

Any stockholder having a disability requiring special assistance who would like to attend the Annual Meeting should call the Secretary of the Company at
(972) 431-1201 and reasonable accommodations will be made to meet such needs.

                  ------------------------------------------
                  Customer Service is Our Number One Priority
                  ------------------------------------------
     J. C. Penney Company, Inc. . P.O. Box 10001 . Dallas, TX 75301-0001 Home Office . 6501 Legacy Drive . Plano, TX 75024-3698

J. C. PENNEY COMPANY, INC.
6501 Legacy Drive, Plano, Texas
75024-3698


Notice of Annual Meeting of Stockholders To Be Held on May 21, 1999

The Annual Meeting of Stockholders of J. C. Penney Company, Inc. will be held at the Company's Home Office at 6501 Legacy Drive, Plano, Texas 75024-3698 on Friday, May 21, 1999, at 10:00 A.M., local time, for the following purposes:

  1. to elect three directors for a three-year term as described in the ac-companying proxy materials;

  2. to approve the employment of KPMG LLP as auditors to audit the accounts of the Company for the fiscal year ending January 29, 2000;

  3. to act upon a resolution which the Company has been informed will be proposed by a stockholder of the Company regarding classification of the Board;

  4. to act upon a resolution which the Company has been informed will be proposed by a stockholder of the Company regarding a proposed amendment to the Company's bylaws concerning the Company's stockholder rights plan;

  5. to act upon a resolution which the Company has been informed will be proposed by a stockholder of the Company regarding independence of the Board Chair;

  6. to act upon a resolution which the Company has been informed will be proposed by a stockholder of the Company regarding performance-based stock option grants; and

  7. to transact such other business as may properly come before the meeting.

  Stockholders of record at the close of business on March 22, 1999, are entitled to vote at the meeting. A complete list of those stockholders will be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours at the Company's Home Office located at 6501 Legacy Drive, Plano, Texas 75024-3698, for a period of 10 days prior to the meeting.

Plano, Texas
April 15, 1999                                                 /s/ C. R. Lotter

                                                        C. R. Lotter, Secretary

                            YOUR VOTE IS IMPORTANT
       PLEASE SIGN, DATE, & RETURN YOUR PROXY CARD OR VOTE BY TELEPHONE

Proxy Statement

This proxy statement is furnished in connection with the solicitation by the Board of Directors of proxies in the accompanying form.

  IT IS IMPORTANT THAT YOUR STOCK BE REPRESENTED AT THE MEETING. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ACCOMPANYING ENVELOPE (OR FOLLOW THE INSTRUCTIONS SET FORTH ON THE ENCLOSED PROXY CARD TO VOTE YOUR PROXY BY TELEPHONE) IN ORDER TO BE SURE THAT YOUR SHARES WILL BE VOTED AT THE MEETING.

  You may revoke your proxy at any time before it is exercised at the meeting by submitting a written revocation, a subsequently dated proxy (either by telephone or by mail), or by personal vote at the meeting.

  The enclosed proxy also serves as the voting instruction card for The Chase Manhattan Bank as agent ("Agent") holding shares of Common Stock of 50c par value of the Company ("Common Stock") of record for participants under the Company's dividend reinvestment plan ("DRIP"). Such voting instructions are intended to cover Common Stock allocated to accounts of DRIP participants from whom an executed voting instruction card is received by the Agent by May 18, 1999 ("Voted Stock") and Common Stock allocated to the accounts of DRIP participants from whom an executed voting instruction card is not received by the Agent by May 18, 1999 ("Undirected Stock"). The Agent will vote as follows: (a) for Voted Stock, in accordance with the instructions given, and
(b) for Undirected Stock, in the same proportion as the vote for the Voted Stock. A separate voting instruction card is also being furnished to each participant who beneficially owns Voting Stock (as defined below) in the trust under the Company's Savings, Profit-Sharing and Stock Ownership Plan ("LESOP").

  The cost of soliciting proxies will be borne by the Company. In addition to solicitation by mail, certain directors, officers, and employees of the Company may solicit proxies in person, by telephone, telegraph, or mail. The Company has also retained, on behalf of the Board of Directors, Morrow & Co., Inc. to aid solicitation by mail, telephone, telegraph, and personal interview, for a fee of approximately $30,000, plus reasonable expenses, which will be paid by the Company. The Company may also reimburse brokers and other persons holding shares in their names, or in the names of nominees, for their expenses in sending proxy material to principals and obtaining their proxies.

  The complete mailing address of the Company's principal executive offices is
J. C. Penney Company, Inc., P. O. Box 10001, Dallas, Texas 75301-0001. The approximate date on which this proxy statement and the form of proxy were first sent or given to stockholders was April 15, 1999.

Voting Rights

Stockholders of record at the close of business on March 22, 1999, the record date for the Annual Meeting, are entitled to vote at the meeting. At the close of business on such date, 252,834,719 shares of Common Stock, and 778,570 shares of Series B ESOP Convertible Preferred Stock ("ESOP Preferred Stock") having a Common Stock voting equivalent of 20 votes per share for a combined total voting equivalent of 268,406,119 shares ("Voting Stock"), were outstanding and entitled to vote. As of the record date, the trust maintained under the LESOP held all of the shares of ESOP Preferred Stock and 28,187,212 shares of Common Stock, which together represent approximately 16.3% of the Voting Stock. All of the shares of Voting Stock held by the trust are held of record by State Street Bank and Trust Company, 225 Franklin Street, Boston, Massachusetts 02110, as Trustee ("Trustee"). The Trustee and the LESOP trust have disclaimed beneficial ownership of these shares of Voting Stock.

  The following table sets forth, as of December 31, 1998, certain information with respect to each stockholder known to the Company to own beneficially more than 5% of its Common Stock.

                                                  Percent of     Percent of
                                                    Common      Voting Stock
Name and address           Shares of Common Stock    Stock          as of
of beneficial owner          beneficially owned   outstanding March 22, 1999(1)
-------------------------------------------------------------------------------
Capital Research and Man-
 agement Company                30,641,600(2)        12.1           11.4
333 South Hope Street
Los Angeles, CA 90071

Sanford C. Bernstein &
 Co., Inc.                      23,451,363(3)         9.2            8.7
767 Fifth Avenue
New York, NY 10153
-------------------------------------------------------------------------------

(1) Percentages are calculated based on the shares of Common Stock beneficially owned as of December 31, 1998.
(2) Capital Research and Management Company ("Capital Research") has informed the Company that it has sole dispositive power with respect to 30,641,600 shares of Common Stock in its capacity as investment adviser to various investment companies registered under Section 8 of the Investment Company Act of 1940. Capital Research has disclaimed beneficial ownership with respect to such shares.
(3) Sanford C. Bernstein & Co., Inc. ("Sanford Bernstein") has informed the Company that it is the beneficial owner of 23,451,363 shares of Common Stock held in the accounts of discretionary clients. Of such shares, Sanford Bernstein has sole voting power with respect to 12,021,829 shares, shared voting power with respect to 2,983,268 shares, and sole dispositive power with respect to 23,451,363 shares.

  The Company's Bylaws require an affirmative vote of the holders of a majority of the shares of the Voting Stock outstanding and entitled to vote as of the record date for approval of each proposal presented in this proxy statement. Abstentions and broker nonvotes are counted only for purposes of determining whether a quorum is present at the meeting.

Governance of the Company

Board of Directors. The Board of Directors is responsible for establishing broad corporate policies and for overseeing the general performance of the Company. In keeping with its long-standing practice, the Company's Board continues to be an independent board. The Company's Board structure is designed to assure that there is independent review and oversight as well as approval of significant strategic and management decisions affecting the Company. The Board currently has nine meetings scheduled for fiscal 1999.

Committees of Board of Directors. The Board of Directors carries out many of its functions through six principal standing committees, which are described on pages 3 and 4. One of these committees, the Corporate Governance Committee, which is composed entirely of directors who are not employees of the Company, selects and recommends to the Board nominees for director on the basis of their recognized experience and achievements, both in commerce and society, and for their ability to bring a wide diversity of skills and experience to the deliberations of the Board. Stockholders also may make recommendations of nominees for director, as explained in greater detail on pages 29 and 30.

Confidential Voting. In casting their votes, stockholders are also assured that their votes are accorded confidential voting treatment as provided in the Company's confidential voting policy described on page 30.

Executive Compensation. The Personnel and Compensation Committee of the Board of Directors, which is composed entirely of non-employee directors, approves, among other things, the annual salaries of executive officers and recommends to the full Board for its approval the annual salaries of employee directors. Please see the Report of Personnel and Compensation Committee on Executive Compensation, which begins on page 10.

Classes of Board of Directors. The Company's Restated Certificate of Incorporation and its Bylaws provide for a Board of not less than three directors as fixed, from time to time, by the Board, and further provide for three classes of directors to be as nearly equal in number as possible, with each class serving a three-year term and with one class being elected each year. Currently, the Board consists of eleven members, with one class consisting of three directors and two classes consisting of four directors each. Of the eleven current directors, one is currently a Company employee and ten have principal occupations or employment which are and have been outside the Company.

  Each director is required to be a stockholder of the Company.

Board Meetings. During fiscal 1998, eight meetings of the Board were held. Attendance at such meetings for current directors averaged approximately 93%. In addition to membership on the Board, directors also serve on one or more of the principal standing committees of the Board. During fiscal 1998, these committees held a total of 26 meetings; no current director attended fewer than 76% of the aggregate total of meetings of the Board and committees on which he or she served.

Committees

The following describes the principal standing committees of the Board of
Directors:

Audit Committee. The Audit Committee's responsibilities include recommending to the Board of Directors for stockholder approval the independent auditors for the annual audit of the Company's consolidated financial statements. The Committee reviews the independent auditors' audit strategy and plan, scope, fees, audit results, and non-audit services and related fees, internal audit reports on the adequacy of internal controls, the Company's ethics program, status of significant legal matters, the scope of the internal auditors' plans and budget and results of their audits, and the effectiveness of the Company's program for correcting audit findings.

  During fiscal 1998, this Committee met five times. Its members are V. E. Jordan, Jr., A. W. Richards, Francisco Sanchez-Loaeza, C. S. Sanford, Jr., and
M. A. Burns, who serves as its Chair.

Benefit Plans Review Committee. This Committee's responsibilities include reviewing and administering the Company's retirement and welfare plans and reviewing annually the financial condition and investment performance results of the Company's retirement plans, annual actuarial valuation reports for the Company's Pension Plan, and the financial condition, investment performance results, and actuarial valuation aspects of the Company's welfare plans.

  During fiscal 1998, this Committee met two times. Its members are M. A. Burns, J. C. Pfeiffer, A. W. Richards, and R. G. Turner, who serves as its Chair.

Corporate Governance Committee. The Corporate Governance Committee considers matters of corporate governance and reviews developments in the governance area as they affect relations between the Company and its stockholders. Its responsibilities also include making recommendations to the Board with respect to the composition, organization, and responsibilities of the Board and its directors, the qualifications of directors, candidates for election as directors, and the compensation of directors.

  During fiscal 1998, this Committee met three times. Its members are M. A. Burns, George Nigh, J. C. Pfeiffer, C. S. Sanford, Jr., R. G. Turner, and V.
E. Jordan, Jr., who serves as its Chair.

  Stockholders may propose nominations for directors in accordance with the procedures described on pages 29 and 30.

Finance Committee. The Finance Committee is responsible for reviewing the Company's financial policies, strategies, and capital structure.

  During fiscal 1998, this Committee met five times. Its members are M. A. Burns, T. J. Engibous, J. E. Oesterreicher, Francisco Sanchez-Loaeza, and C.
S. Sanford, Jr., who serves as its Chair.

Personnel and Compensation Committee. This Committee's responsibilities include reviewing and administering the Company's annual and long-term incentive compensation plans, making recommendations in areas concerning personnel relations, and taking action or making recommendations with respect to the compensation of executive officers, including those who are directors.

  During fiscal 1998, this Committee met nine times. Its members are K. B. Foster, George Nigh, Francisco Sanchez-Loaeza, C. S. Sanford, Jr., and J. C. Pfeiffer, who serves as its Chair.

Public Affairs Committee. The responsibilities of the Public Affairs Committee include identifying, analyzing, and bringing to the attention of the Board social and environmental trends, community affairs, and public policy issues which may have a potential impact on the business performance and investment character of the Company, and assuring that Company policy and performance reflect a sensitivity toward the social and physical environments in which the Company does business and that such policy and performance are in accord with the public interest.

  During fiscal 1998, this Committee met two times. Its members are K. B. Foster, V. E. Jordan, Jr., A. W. Richards, R. G. Turner, and George Nigh, who serves as its Chair.

  The mailing address for all of these committees is c/o C. R. Lotter, Secretary, J. C. Penney Company, Inc., P. O. Box 10001, Dallas, Texas 75301-0005.

Election of Directors (Proposal 1)

As indicated on page 3, under "Classes of Board of Directors", the Board of Directors has been divided into three classes with one class consisting of three directors and two classes consisting of four directors each. At the meeting, three directors will be elected to hold office for a three-year term expiring at the 2002 Annual Meeting of Stockholders. Except for Mr. Nigh, who will retire from the Board on May 21, 1999, the other directors will continue in office until the expirations of the terms of their classes at the 2000 or 2001 Annual Meeting of Stockholders, as the case may be.

  Brief statements setting forth certain information as of March 22, 1999, as to the Board of Directors' nominees for directors for the three-year term expiring at the 2002 Annual Meeting of Stockholders and as to each current director in the classes continuing in office are shown on pages 5 to 7. Each of the nominees is currently a director of the Company.

  If properly executed and timely returned (or properly voted by telephone), the accompanying proxy will be voted for all three nominees for a term expiring at the 2002 Annual Meeting of Stockholders, except where authority so to vote is withheld. If any nominee should become unavailable for election for any presently unforeseen reason, the persons designated as proxies will have full discretion to cast votes for another person designated by the Board, unless the Board reduces the number of directors.

The Board of Directors recommends a vote FOR each of the nominees for director.

              Nominees for Directors for Three-Year Term Expiring 2002


[Photo of     Thomas J. Engibous, 46
  T.J.        Chairman of the Board since 1998, and President and Chief
Engibous      Executive Officer and a director since 1996, of Texas
appears       Instruments Incorporated (electronics), with which he has served
  here]       in positions of increasing importance since 1976, including as an Executive Vice President from 1993 to 1996; Director of
              Catalyst and Dallas Citizens Council; Trustee of Southern
              Methodist University; Member of The Business Council and The
              Business Roundtable; Director of the Company since March 1999.



[Photo of     Kent B. Foster, 55
  K.B.        President since 1995, and a director since 1992, of GTE
 Foster       Corporation (telecommunications); Vice Chairman of the Board of
appears       Directors of GTE Corporation from 1993 to 1995; President of GTE
  here]       Telephone Operations Group from 1989 to 1995; Director of
              Campbell Soup Company, New York Life Insurance Company, the
              Dallas Symphony Orchestra and its Board of Governors Council, and the Dallas Opera Executive Board; Trustee of the Dallas
              Museum of Art and the GTE Foundation; Director of the Company since September 1998.


[Photo of     Ann W. Richards, 65
  A.W.        Senior Advisor, law firm of Verner, Liipfert, Bernhard,
Richards      McPherson & Hand since 1995; Formerly Governor of Texas, from
appears       1991 to 1995; State Treasurer, State of Texas, from 1983 to
  here]       1991; Chair, Democratic National Convention, 1992; Director of
              TIG Holdings, Inc.; Director of the Company since 1995.

              Members of Board of Directors Continuing in Office

              Term Expiring 2000


[Photo of     Vernon E. Jordan, Jr., 63
   V.E.       Senior Partner, law firm of Akin, Gump, Strauss, Hauer & Feld,
Jordan, Jr.   L.L.P. since 1992; Partner since 1982; President from 1977 to
appears       1981 and Executive Director from 1972 to 1977 of the National
  here]       Urban League; Director of American Express Company, Bankers
              Trust Company, Bankers Trust New York Corporation, Callaway Golf
              Company, Chancellor Media Corporation, Dow Jones & Company,
              Inc., Revlon Group Incorporated, Revlon, Inc., Ryder System,
              Inc., Sara Lee Corporation, Union Carbide Corporation, and Xerox
              Corporation; Trustee of The Ford Foundation and Howard
              University; Director of the Company since 1973.



[Photo of     Jane C. Pfeiffer, 66
  J.C.        Independent management consultant; Chairman of the Board of
Pfeiffer      National Broadcasting Company, Inc. from 1978 to 1980;
appears       Independent management consultant from 1976 to 1978; Vice
  here]       President of Communications and Government Relations of
              International Business Machines Corporation from 1972 to 1976;
              Director of Ashland Oil, Inc., International Paper Company, and
              The Mutual Life Insurance Company of New York; Trustee of The
              Conference Board and of the University of Notre Dame; Director of the Company since 1977.



[Photo of     R. Gerald Turner, 53
  R.G.        President of Southern Methodist University since 1995; Formerly
 Turner       Chancellor of the University of Mississippi, from 1984 to 1995;
appears       Chairman, President's Commission, the National Collegiate
  here]       Athletic Association, from 1991 to 1992; Director of Capstar
              Broadcasting Corp., ChemFirst Corporation, SkyTel Corporation, and Dallas Citizens Council; Director of the Company since 1995.

              Members of Board of Directors Continuing in Office

              Term Expiring 2001


              M. Anthony Burns, 56
[Photo of     Chairman, President and Chief Executive Officer of Ryder System,
  M.A.        Inc. (a provider of transportation and logistics services) since
  Burns       1985, with which he has served in positions of increasing
  appears     importance since 1974, including its President since 1979, Chief
  here]       Executive Officer since 1983, and a director since 1979;
              Director of The Chase Manhattan Bank, N. A., The Chase Manhattan
              Corporation, Pfizer, Inc., and Boy Scouts of America; Trustee of the University of Miami; Member of the Policy Committee of The
              Business Roundtable, Chairman of The Business Roundtable's
              Health and Retirement Task Force, and a member of The Business
              Council; Director of the Company since 1988.



              James E. Oesterreicher, 57
[Photo of     Chairman of the Board of the Company since January 1997 and
  J.E.        Chief Executive Officer of the Company since 1995; Vice Chairman
Oesterreicher of the Board of the Company from 1995 to 1997; President,
 appears      JCPenney Stores and Catalog, from 1992 to 1995; Associated with
 here]        the Company since 1964; Director of Brinker International, Inc.,
              Texas Utilities Company, March of Dimes Birth Defects
              Foundation, National Organization on Disability, National Retail
              Federation, National Retail Institute, and Dallas Citizens
              Council; Member, Executive Board, Boy Scouts of America and
              Southern Methodist University Cox School of Business; Member,
              Board of Trustees, Circle Ten Council--Boy Scouts of America,
              The Conference Board, National Urban League, and Texas Health
              Resources; Member, Board of Governors, Spina Bifida Association of America; Director of the Company since 1995.



              Francisco Sanchez-Loaeza, 53
[Photo of     Chairman of the Board since 1994, and President, Chief Executive
  Francisco   Officer, and a director since 1992, of Panamerican Beverages,
  Sanchez-    Inc. (soft drink bottling operations), with which he has served
  Loaeza      in positions of increasing importance since 1980; Member of The
  appears     Conference Board and the World Economic Forum; Director of the
  here]       Company since 1998.




              Charles S. Sanford, Jr., 62
[Photo of     Retired Chairman of the Board and Chief Executive Officer of
 C.S.         Bankers Trust New York Corporation and its principal subsidiary,
 Sanford, Jr. Bankers Trust Company, from 1987 to 1996, with which he served
 appears      in positions of increasing importance since 1961, including its
 here]        Deputy Chairman from 1986 to 1987 and President from 1983 to
              1986; Director of Mobil Corporation; Member of The Business
              Council and the Foundation Board of Trustees of the University of Georgia; Overseer of The Wharton School, University of
              Pennsylvania; Director of the Company since 1992.

Management Ownership of Common Stock and ESOP Preferred Stock

The following table shows, as of March 22, 1999, the beneficial ownership of shares of Voting Stock by each present director and by the six most highly compensated executive officers serving during the last fiscal year (the "Named Executive Officers"), and by all present directors and all executive officers of the Company as a group. The information includes shares held under certain restrictions and, in the case of executive officers, also includes the number of shares of Voting Stock credited to their accounts under the Company's LESOP. As shown in the last two columns, substantial portions of the shares indicated as beneficially owned are actually unissued shares attributable to unexercised and unexpired options for Common Stock. The combined beneficial ownership of shares of Common Stock and Common Stock voting equivalents of each director and Named Executive Officer and of all directors and executive officers as a group (not including shares attributable to unexercised and unexpired options) constitutes less than 1% of the total Voting Stock as of March 22, 1999.

                                                 Number
                                                of shares        Number
                                               included in     of options
                                             previous column  included in
                                              attributable      previous
                                             to unexercised      column
                                 Number       and unexpired   exercisable
                               of shares       options for       within
                              beneficially       Common        60 days of
Name or Group                    owned            Stock      March 22, 1999
---------------------------------------------------------------------------
Directors:
 M. A. Burns                      14,400            8,800         8,800
 T. J. Engibous                      900                0             0
 K. B. Foster                      1,217(1)             0             0
 V. E. Jordan, Jr.                17,760           12,000        12,000
 George Nigh                      12,619            8,800         8,800
 J. E. Oesterreicher             598,188          517,052       295,052
 J. C. Pfeiffer                   17,520           10,800        10,800
 A. W. Richards                    4,671            2,400         2,400
 F. Sanchez-Loaeza                 2,400                0             0
 C. S. Sanford, Jr.               11,400            4,800         4,800
 R. G. Turner                      4,748            1,600         1,600
Named Executive Officers(2):
 J. T. Cody, Jr.                 190,108           98,500        98,500
 T. D. Hutchens                  146,338          114,872        57,872
 C. R. Lotter                    138,738          100,000        64,000
 F. A. Newman                    191,116          186,692       117,692
 W. B. Tygart                    228,337          158,300       158,300
All present directors and
 executive officers as a
 group(3)                      1,897,302        1,529,473       888,223
---------------------------------------------------------------------------

(1) Includes 304 shares held by a family limited partnership with respect to which Mr. Foster has shared voting and dispositive power, but as to which he disclaims beneficial ownership.
(2) In addition to Mr. Oesterreicher who also serves as a director.
(3) Excludes shares beneficially owned by Messrs. Cody and Tygart who are retired from the Company.

Directors' Fees

Company employees are not paid additional amounts for serving as directors. Directors who are not Company employees ("Non-Associate Directors") are paid an annual retainer of $26,400, plus $1,200 for attendance at each meeting of the Board and $1,000 for attendance at each meeting of any committee of the Board. Non-Associate Directors also receive $1,000 for each written consent of directors in lieu of meeting, if any. In fiscal 1998, two such written consents were executed. The chair of the Audit Committee and the Personnel and Compensation Committee of the Board are each paid an additional annual fee of $4,500; the chair of the Benefit Plans Review Committee, the Corporate Governance Committee, the Public Affairs Committee, and the Finance Committee of the Board are each paid an additional annual fee of $4,000. Directors are also reimbursed for expenses incurred for attending any meeting which they attend in their official capacities as directors. Directors who are Representatives under an Indemnification Trust Agreement between the Company and The Chase Manhattan Bank, as trustee, (currently Directors Jordan and Pfeiffer), are paid an annual retainer of $5,000, plus $600 for each meeting of the Representatives and are reimbursed for expenses of meeting attendance. During fiscal 1998, no such meetings were held. Non-Associate Directors are also paid $800 for each full day of service to the Company in addition to those services which they perform in connection with Board and committee responsibilities, and are reimbursed for expenses in connection with their performance of such services. During fiscal 1998, Non-Associate Directors Burns, Foster, Jordan, Richards and Turner were each paid $800, and Non-Associate Directors Nigh, Pfeiffer, Sanchez-Loaeza and Sanford were each paid $400, for such services. A director may elect to defer payment of all or part of any of the above fees under the terms of a deferred compensation plan for directors. As of the end of fiscal 1998, four directors had elected such deferral.

  Pursuant to a retirement plan for Non-Associate Directors, a director serving as of February 12, 1997, and any person who served as a Company director prior to such date, who is not entitled to receive benefits under the Company's Pension Plan, will be paid a retirement benefit after serving as a member of the Board for a period of not less than five years, unless such Non-Associate Director elected to discontinue participation in the retirement plan. For such director retiring on his or her normal retirement date, as defined in the retirement plan, annualized benefits will equal the annual retainer for directors from time to time then in effect. During fiscal 1998, each eligible Non-Associate Director who elected to remain in the retirement plan was granted a stock award of 400 shares of restricted Common Stock under the Company's 1997 Equity Compensation Plan ("Equity Plan"). Each Non-Associate Director who was not eligible for the retirement plan or who elected not to participate in the retirement plan was granted a stock award of 900 shares of restricted Common Stock under the Equity Plan. Non-Associate Directors elected or appointed to the Company's Board after February 12, 1997 are not eligible to receive retirement benefits. Pursuant to the Company's Bylaws, no person may continue to serve as a director after the Company's annual meeting of stockholders in the calendar year in which such person attains age 72.

  Directors are eligible to participate in the Company's Directors' Charitable Award Program ("Charitable Award Program"). The Charitable Award Program is designed to acknowledge the service of directors and to benefit and recognize the mutual interest of directors and the Company in supporting worthy charitable and educational institutions. In addition, it enhances the Company's ability to attract and retain directors of the highest caliber and experience. Pursuant to the Charitable Award Program, the Company has purchased joint life insurance policies on groups of directors. Each group generally consists of two directors with the Company named as the beneficiary of each joint life policy. With respect to each group, the Company will receive a $1,000,000 death benefit upon the death of the second director of the group. The Company in turn has informally agreed to donate a total of $1,000,000; $500,000 upon the earlier of (i) five years after the date of death of the first director of the group to die or (ii) the death of the second director of the group, and an additional $500,000 upon the death of the second director of the group, to one or more charitable organizations as recommended by the individual directors. Because all charitable deductions accrue solely to the Company, the individual directors derive no financial benefits from this Program. The Board may, at any time, without the consent of any participating director, amend, suspend, or terminate this Program. Seven of the current directors have elected to participate in the Charitable Award Program.

Report of Personnel and Compensation Committee on Executive Compensation

The Company's compensation policies are established and implemented by the Personnel and Compensation Committee of the Board of Directors ("Committee"), which is composed entirely of non-employee directors. In addition to determining and approving annual salaries of officers who are not directors and making recommendations to the full Board regarding the annual salaries of associate directors, the Committee determines and approves payments under the Company's incentive compensation programs and makes awards under the Company's 1997 Equity Compensation Plan ("Equity Plan"). In carrying out these responsibilities, the Committee is advised by outside consultants with respect to the competitiveness of the Company's executive compensation policies and programs and, as needed, meets with these consultants without any Company representative being present.

  As discussed more fully below, the Company's cash incentive awards are determined by overall Company results. Due to weaker overall results in 1998, the Company's executive officers received significantly smaller incentive awards in 1998 than in past years, demonstrating the direct effect that Company performance has on executive compensation.

Compensation Philosophy. Since the Company's founding in 1902 by James Cash Penney and as set forth in the Penney Idea adopted in 1913, the JCPenney compensation philosophy has been based on the following: To reward the men and women in our organization through participation in what the business produces.

  Compensation is tied directly to the achievement of the Company's annual and long-term performance goals. In this manner, the Company believes it can attract and retain executives who are most able to contribute to the long-term success of the Company and the enhancement of stockholder value. In general, an executive's compensation package consists of: (1) base salary, (2) annual incentive compensation, and (3) long-term incentive compensation in the form of stock. (See "Summary Compensation Table" on page 15). As an executive's Position Responsibility Level ("PRL") increases, a greater portion of his or her compensation is linked to Company performance.

Base Salary and Incentive Compensation Payments. Total annual cash compensation consists of base salary and incentive compensation. Total annual cash compensation targets are set by the Committee from a range determined by the officer's PRL, which reflects the market value of an officer's job as well as its value to the Company. In determining annual cash compensation targets, consideration is given to the following factors: job responsibilities and tasks; knowledge, skills, and experience required for successful job performance; and competitive positioning, both within and outside the Company. No specific weighting is given to any of these factors. The Company believes it competes with the companies constituting the S&P 500 Retail Index for department stores and other major retailers in the United States as well as selected Fortune 200 companies for executive talent. In setting annual cash compensation targets, the Committee compares the Company's cash compensation package with the cash compensation packages of these selected companies. The Company targets its total cash compensation package for its executive officers as a group, and its Chairman of the Board and Chief Executive Officer ("CEO"), at or near the 50th percentile of competitive pay for comparable executives when Company performance goals are "met" and at or near the 75th percentile when Company performance "exceeds" pre-established targets. The Committee regularly reviews cash compensation levels to determine if salary increases are merited.

  Annual profit incentive compensation can be earned by eligible management associates of the Company under the Company's 1989 Management Incentive Compensation Program ("Incentive Program"). For fiscal 1998, the amount of this cash award was based on the number of profit incentive units credited to a particular PRL and the value, as determined by the Committee, assigned to each unit. The number of profit incentive units credited is a given percentage, based on PRL, of base salary. A unit value was determined for the total Company based on the Company's performance against two factors: total revenues as measured against the Company's goal for the year (weighted at approximately 30%), and basic earnings per share for the current year as measured against basic earnings per share for the preceding year (weighted at approximately 70%). Unit values were also determined for each of the Company's major operating divisions, other than drugstores, based on performance against its sales and profit goals for the year (typically the sales and profit factors are given equal weight). For executive officers with broad Company responsibility, 1998 unit values were based 50% on total Company revenue and earnings per share ("EPS") results and 50% on a blended unit value called "Company Management". The Company Management unit value was based 30%, 30%, and 20%, respectively, on the sales and profit results of the Company's Region, Merchandising, and Catalog operating units, and 20% on total Company revenue and EPS results.

  Eligible Eckerd Corporation ("Eckerd") associates, including Mr. Newman, participate in the Eckerd Corporation Key Management Bonus Plan ("KMBP"), a compensation plan in place at Eckerd prior to the Company's acquisition of Eckerd. The KMBP is also a performance based annual incentive compensation program, which pays a cash bonus to participants generally based on the extent to which identified Eckerd financial objectives for the fiscal year, including earnings before interest and taxes, return on investment, and sales, have been achieved. There are six levels of KMBP participation and the participation level of each eligible Eckerd associate is determined by his or her title. At each participant level, "threshold", "target", and "goal" payout percentages have been set based on Eckerd's actual performance relative to its plan for the fiscal year. The various financial objectives for each participant are weighted and the participant's actual payout percentage, which is a percentage of eligible base salary, represents the sum of the weighted payout percentages for each financial objective. The Company has the discretion, however, to determine a different payout percentage if it believes that such payout percentage is warranted in light of the circumstances surrounding Eckerd's results for the year. As an executive officer of the Company, Mr. Newman's incentive compensation is comprised of payments under both the KMBP and the Incentive Program.

  The Company revised the design of its executive pay programs for 1999 to improve competitiveness and to better link reward to performance. Under the previous program, the Company provided base salary opportunity that was significantly below market and incentive levels that were higher than market practice. Because of the relatively low levels of base salary paid, the Company provided for a minimum incentive payment. To address these issues, effective February 1, 1999, the Company moved the minimum portion of the incentive payment into base salary and adjusted incentive targets to provide for total cash opportunity around the 50th percentile of the market. The Incentive Program was modified to have a structure that ties incentive earnings directly to Company performance with a real opportunity to earn no incentive for performance well below plan and up to 300% of incentive targets for superior results. The goals for the Incentive Program are set at the beginning of the fiscal year consistent with the Company's business plan.

  Incentive compensation may also be earned by eligible management associates of the Company and its subsidiaries, including Eckerd, under the Company's EVA(R) Performance Plan ("EVA Performance Plan"). Each EVA Performance Plan participant is granted a number of performance units calculated by multiplying the sum of base salary and profit incentive compensation valued at $1.00 per unit (or, in the case of Eckerd, at target) by a given percentage, based on PRL. The value of each performance unit for a given fiscal year is determined by the Committee and is based on the change in the Company's "economic value added" or "EVA" from the previous fiscal year, measured against predetermined EVA growth targets. EVA is a Company's after-tax net operating profit minus a charge for the capital employed (both debt and equity) for a given fiscal year. The aggregate value of each participant's performance units for the fiscal year, which may be positive or negative based on the Company's performance, is added to a "bonus reserve account" established for such participant. Annual payments to participants under the EVA Performance Plan are made from each participant's bonus reserve account in amounts equal to up to 100% of the participant's target award for such fiscal
--------
EVA(R) is a registered trademark of Stern Stewart & Co.

year (i.e., the number of performance units granted for the fiscal year at $1.00 per unit), to the extent that the bonus reserve account balance is positive, plus 50% of any remaining positive balance. Since a participant's bonus reserve account balance may be negative it is possible that a participant would not receive a cash award under the EVA Performance Plan in a given fiscal year, even if EVA were positive for such year.

  As a result of the Company's performance in fiscal 1998, incentive compensation payments to the Named Executive Officers who served for the full year declined by approximately 41% from 1997. For the CEO, the Incentive Program payment decreased by over 43% in 1998. These decreases reflected the Company's weaker results in 1998 as compared to 1997, and demonstrated the direct relationship between Company performance and executive compensation. For fiscal 1998, bonus payments accounted for 35% to 42% of combined salary and bonus for the Named Executive Officers (other than Mr. Newman), depending on the executive's PRL. Mr. Newman's bonus payment accounted for 17% of his combined salary and bonus for fiscal 1998.

Equity Awards. The Company makes equity awards to eligible associates to align their interests with stockholders. Generally, an executive's participation in the Equity Plan and the size of the award are a function of the executive's PRL. The Committee does not consider the amounts and terms of prior grants of stock options when determining equity awards. To date, stock options and stock awards have been granted under the Equity Plan.

  As of March 1, 1999, options covering approximately 4,800,000 shares of Common Stock under the Equity Plan (to approximately 2,000 management associates of the Company and its subsidiaries) were granted at an option price of $36.0625 per share. Prior to 1999, stock options were generally granted on an annual basis. The 1999 stock option grant was a multiple grant in an amount equal to approximately three times the annual grant level. It is anticipated that no annual grants will be made in 2000 or 2001. However, pro rata grants will be made in these years for associates who are newly eligible, receive a promotion, or change store assignments after the grant date. The 1999 grant and the pro rata grants generally become exercisable in March 2002. All participants in the Equity Plan are subject to certain minimum Company stock ownership guidelines. (See "Associate Stock Ownership Guidelines" on page 19).

  On March 2, 1998, the CEO was awarded a performance-based stock option grant covering 60,000 shares of Common Stock at an option price of $71.2812. This grant, which vests in three parts depending on the performance of the Common Stock, was in addition to the regular stock option grant for 60,000 shares awarded to the CEO as of the same date. The vesting criteria are as follows: thirty percent of the grant vests when the average of the high and low sales price of the Common Stock is at least $75.2812 for at least three consecutive trading days, thirty-five percent vests when such average is at least $85.00 for at least three consecutive trading days, and the remaining thirty-five percent vests when the average is at least $100.00 for at least three consecutive trading days. At present, thirty percent of the grant (18,000 shares) has vested. (See "Option/SAR Grants in Last Fiscal Year" on page 17).

  The Company has never reduced the exercise prices of outstanding stock options under the present or any prior option plan.

1998 Compensation. In 1998, the total Company unit value under the Incentive Program was $0.76 as compared to $1.49 in 1997 and $1.35 in 1996. As noted previously, no associate's 1998 incentive compensation was based solely on the total Company performance measurement. The 1998 Incentive Program unit value for Messrs. Oesterreicher, Hutchens, Lotter, Cody, and Tygart was $0.7735. Mr. Newman's 1998 payout percentage under the KMBP was 14.4% of his eligible base salary and his Incentive Program unit value was $0.76.

  The EVA Performance Plan award for 1998 was zero because the EVA growth target for fiscal 1998 was not met. A payment was made, however, from those bonus reserve accounts which were initially credited with a termination payment from the Company's 1984 Performance Unit Plan ("PUP"). This payment was in recognition of contributions made by associates during the portion of the PUP award cycle already completed when the PUP program ended.

CEO Compensation. As shown in the Summary Compensation Table, the CEO's base salary for 1998 was $612,235. For 1998, approximately 42% of the CEO's combined salary and bonus consisted of cash incentive awards. The CEO's compensation was based on the same performance factors applicable to all executive officers, as discussed in the preceding paragraphs. No unique evaluation factors are utilized with respect to determining the CEO's compensation.

  As discussed above, the Company's executive compensation philosophy emphasizes incentive compensation tied to Company performance. The deductibility of executive compensation is limited in certain circumstances by
Section 162(m) of the Internal Revenue Code. The Company's Equity Plan satisfies the requirements of Section 162(m) regarding stock option grants. With respect to the Company's other compensation programs, the Committee believes that these programs provide the necessary incentives and flexibility to promote the Company's performance-based compensation philosophy while being consistent with Company culture and objectives and, accordingly, has determined not to amend these plans at this time. For fiscal 1998, the limitations of Section 162(m) applied to compensation paid to one Company executive.

Personnel and Compensation Committee

J. C. Pfeiffer, Chair                  Francisco Sanchez-Loaeza
K. B. Foster                           C. S. Sanford, Jr.
George Nigh

Compensation Committee Interlocks and Insider Participation

The Personnel and Compensation Committee is composed entirely of persons who are neither employees nor former or current officers of the Company. K. B. Foster, George Nigh, J. C. Pfeiffer, Francisco Sanchez-Loaeza, and C. S. Sanford, Jr. served as members of the Committee during the Company's 1998 fiscal year.

  Mr. Jordan is a senior partner of Akin, Gump, Strauss, Hauer & Feld, L.L.P., which is one of a number of firms which have provided or will provide legal services to the Company and its subsidiaries.

  In connection with its acquisition of Eckerd Corporation ("Eckerd"), the Company requested that Mr. Newman, Eckerd's Chairman, President and Chief Executive Officer, enter into an amendment to his existing employment agreement to guarantee his continued employment with Eckerd for at least three years after the acquisition. As amended, the agreement, which provides for an initial base salary of $575,000, has a three-year term beginning February 27, 1997, after which it is automatically renewed annually until terminated by the Company or Mr. Newman. Upon involuntary termination of his employment, other than for cause, Mr. Newman is entitled to a severance payment of two times his then current annual base salary, payable in monthly installments over a two year period. In addition, upon termination by the Company within two years, or termination by Mr. Newman for Good Reason (as defined therein) at least one year but less than two years, after a Change of Control (as defined therein), he will receive a lump sum severance payment of 2.9 times base salary and all previously granted incentive awards will vest immediately. Unless terminated for cause, Mr. Newman will also receive a pro rata portion of his applicable bonus compensation and, subject to certain limitations, the Company will continue certain insurance and medical benefits for two years.

                 FIVE-YEAR TOTAL STOCKHOLDER RETURN COMPARISON

The following is a line-graph presentation comparing cumulative five-year stockholder returns on an indexed basis with the S&P 500 Stock Index and the S&P 500 Retail Index for department stores. A list of these companies follows the graph below:

                       [PERFORMANCE GRAPH APPEARS HERE]

                            S&P DEPARTMENT STORES:

                  JCPenney, Dillard's, Federated, Kohls, May,
                                   Nordstrom


                         1993 1994 1995 1996 1997 1998
     -------------------------------------------------
       JCPenney          100   82  101  102  150   91
     -------------------------------------------------
       S&P 500           100  101  139  176  223  296
     -------------------------------------------------
       S&P Dept. Stores  100   88  105  113  150  149


The stockholder returns shown are neither determinative nor indicative of future performance.

                          SUMMARY COMPENSATION TABLE

                                                                      Long Term Compensation
                                                                   -----------------------------
                                  Annual Compensation                     Awards         Payouts
                              ----------------------------------   --------------------- -------
                                                                              Securities
                                                       Other       Restricted Underlying
                                                       Annual        Stock     Options/   LTIP       All Other
Name and                      Salary      Bonus     Compensation    Award(s)     SARs    Payouts    Compensation
Principal Position       Year   ($)        ($)         ($)(1)        ($)(2)     (#)(3)   ($)(4)        ($)(5)
----------------------------------------------------------------------------------------------------------------
Oesterreicher, J. E.     1998 612,235    449,886      271,478         --       120,000       --        81,470
(Chairman of the         1997 560,826    792,784          --          --        60,000   406,823       79,773
Board and Chief          1996 458,008    587,613          --          --        60,000   387,612       56,100
Executive Officer)
Hutchens, T. D.          1998 324,427    188,208       98,686         --        19,000       --        36,395
(President and           1997 304,968    337,261          --          --        19,000   147,300       40,210
Chief Operating          1996 291,603    306,183          --          --        19,000   164,318       33,886
Officer, International)
Lotter, C. R.            1998 292,517    158,383       83,173         --        12,000       --        31,631
(Executive Vice          1997 279,396    291,019          --          --        12,000   119,693       33,653
President, Secretary     1996 256,905    242,865          --          --        12,000   128,401       28,863
and General Counsel)
Newman, F. A.            1998 609,760    123,781(6)   163,550         --        19,000       --           --
(Chairman, President     1997 595,079(7) 207,200(8)       --          --           --    245,088       40,398
and Chief Executive      1996 578,079    237,542(8)       --          --           --    313,733(9)    23,977
Officer, Eckerd
Corporation)
Cody, J. T., Jr.*        1998 444,453    275,028      128,310         --        23,000       --        44,479
(President and Chief     1997 337,215    382,274          --          --        19,000   167,949       42,280
Operating Officer,       1996 304,598    309,548          --          --        19,000   171,641       35,396
JCPenney Stores,
Merchandising,
Marketing, and Catalog)
Tygart, W. B.**          1998 261,077    161,554      188,164         --        11,500       --           --
(Vice Chairman           1997 405,064    482,188       26,150(10)     --        23,000   218,734       55,632
of the Board)            1996 390,423    421,813       42,831(10)     --        23,000   245,966       48,345
----------------------------------------------------------------------------------------------------------------

 *  Mr. Cody retired from the Company on March 1, 1999.
**  Mr. Tygart retired from the Company on August 1, 1998.

(1) The amounts shown for 1998 represent termination payments from the Company's 1984 Performance Unit Plan ("PUP") in recognition of contributions made by associates during the portion of the PUP award cycle already completed when the PUP program ended at the end of fiscal 1997.

(2) Each of the Named Executive Officers received a grant of performance units in 1998 under the JCPenney Making Profit Grow ("MPG") Program. Based on the Company's results for fiscal 1998, no MPG awards vested. In addition, Mr. Newman received a grant of performance units under the JCPenney Drug Store Partner Incentive Award ("PIA") Program. Based on Eckerd's results for fiscal 1998, no shares were credited pursuant to this award. For descriptions of the MPG Program and the PIA Program, see page 19.

(3) No SARs have been granted since 1987. Pursuant to the terms of the Company's acquisition of Eckerd, each share of Eckerd common stock was converted into .6604 of a share of the Company's Common Stock, and each option to purchase shares of Eckerd common stock was converted into an option to purchase shares of Company Common Stock at the same ratio. As a result, Mr. Newman's holdings of Eckerd common stock and stock options were converted into 4,424 shares of Common Stock and 120,192 options to purchase shares of the Company's Common Stock, respectively. Mr. Newman received a grant of 90,000 Eckerd stock options in fiscal 1996 but did not receive any grant of stock options under the Company's or Eckerd's equity plans in 1997.

(4) For fiscal years prior to 1998, this amount reflects long-term incentive plan payments made pursuant to the PUP.

(5) Represents Company contributions or allocations on behalf of the following executive officers under the LESOP and the Benefit Restoration Plan, which, for the last fiscal year, were, respectively: Mr. Oesterreicher, $7,213 and $74,257;

    Mr. Hutchens, $7,213 and $29,182; Mr. Lotter, $7,213 and $24,418; and Mr.
    Cody, $7,213 and $37,266. For a description of the Benefit Restoration Plan, see "Retirement Income" on pages 20 to 22. In the case of Mr. Newman, the amounts shown represent allocations made by Eckerd pursuant to the Eckerd Profit-Sharing Plan and the Eckerd Executive Excess Plan. As of the date of this Proxy Statement, such amounts were not calculable with respect to 1998.

(6) As an executive officer of the Company and of Eckerd, Mr. Newman's 1998 incentive compensation was comprised of payments under both Eckerd's Key Management Bonus Plan ("KMBP") and the Company's 1989 Management Incentive Compensation Program ("Incentive Program"). For descriptions of the KMBP and the Incentive Program, see "Report of Personnel and Compensation Committee on Executive Compensation" on pages 10 to 13.

(7) In connection with its acquisition of Eckerd, the Company requested that Mr. Newman enter into an amendment to his existing employment agreement. For a description of the terms of Mr. Newman's employment agreement, as amended, see page 13.

(8) This amount reflects payments made to Mr. Newman pursuant to the KMBP. Mr. Newman did not participate in the Incentive Program in 1996 or 1997.

(9) Represents amounts paid to Mr. Newman under the Eckerd Corporation Executive Three Year Bonus Plan, which was terminated in connection with the Company's acquisition of Eckerd.

(10) Tax benefit rights paid on exercise of certain stock options. No tax benefit rights have been granted on options since 1987, and cannot be granted under the Equity Plan.

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

The following table provides information regarding stock options granted to the Named Executive Officers during fiscal 1998. Except as otherwise noted, such options are exercisable after one year from the date of the grant. The values assigned to each reported option are shown using arbitrarily assumed annualized rates of stock price appreciation of 5% and 10% over the full 10-year term of the options, which would result in a stock price of $116.11 and $184.89, respectively. In assessing these values it should be kept in mind that regardless of the theoretical value that is placed on a stock option on the date of grant, its ultimate value will be dependent on the market value of the Company's Common Stock at a future date, and as a result of the efforts of such executives to contribute to the creation of sustainable stockholder wealth.

                          Individual Grants
-----------------------------------------------------------------------
                           Number of                                    Potential Realizable
                           Securities   % of Total                            Value at
                           Underlying  Options/SARs Exercise               Assumed Annual
                          Options/SARs  Granted to  or Base                Rates of Stock
                            Granted    Employees in  Price   Expiration  Price Appreciation
      Name                   (#)(1)    Fiscal Year   ($/Sh)     Date     for Option Term(2)
---------------------------------------------------------------------------------------------
                                                                            5%        10%
Oesterreicher, J. E.         60,000        3.7      71.2812    3/1/08   $2,689,728 $6,816,528
(Chairman of the Board
and                          18,000(3)     1.1      71.2812    3/1/08   $  806,918 $2,044,958
Chief Executive Officer)     21,000(3)     1.3      71.2812    3/1/08   $  941,405 $2,385,785
                             21,000(3)     1.3      71.2812    3/1/08   $  941,405 $2,385,785

Hutchens, T. D.
(President and Chief
Operating Officer,
International)               19,000        1.2      71.2812    3/1/08   $  851,747 $2,158,567

Lotter, C. R.
(Executive Vice
President, Secretary and
General Counsel)             12,000        0.7      71.2812    3/1/08   $  537,946 $1,363,306

Newman, F. A.
(Chairman, President and
Chief Executive Officer,
Eckerd Corporation)          19,000        1.2      71.2812    3/1/08   $  851,747 $2,158,567

Cody, J. T., Jr.*
(President and Chief
Operating Officer,
JCPenney Stores,
Merchandising,
Marketing, and Catalog)      23,000        1.4      71.2812    3/1/08   $1,031,062 $2,613,002

Tygart, W. B.**
(Vice Chairman of the
Board)                       11,500        0.7      71.2812    3/1/08   $  515,531 $1,306,501
---------------------------------------------------------------------------------------------

 *  Mr. Cody retired from the Company on March 1, 1999.
**  Mr. Tygart retired from the Company on August 1, 1998.

(1) No SARs were granted in the last fiscal year.

(2) The dollar amounts under these columns are the result of calculations at the 5% and 10% rates set by the Securities and Exchange Commission and, therefore, are not intended to forecast possible future appreciation, if any, of the Company's stock price.

(3) The number of options shown was part of a performance-based stock option grant covering 60,000 shares of Common Stock. This grant vests in three parts as follows: thirty percent of the grant vests when the average of the high and low sales price of the Common Stock is at least $75.2812 for at least three consecutive trading days, thirty-five percent vests when such average is at least $85.00 for at least three consecutive trading days, and the remaining thirty-five percent vests when the average is at least $100.00 for at least three consecutive trading days. At present, thirty percent of the grant (18,000 shares) has vested.

            AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND
                       FISCAL YEAR-END OPTION/SAR VALUES

The following table shows stock option exercises by Named Executive Officers during fiscal 1998, including the aggregate value of gains on the date of exercise. In addition, this table includes the number of shares covered by both exercisable and non-exercisable stock options at fiscal year-end. Also reported are the values for "in-the-money" options which represent the positive spread between the exercise price of any such existing stock options and the fiscal 1998 year-end price of the Company's Common Stock.

                                                            Number of
                                                           Securities        Value of
                                                           Underlying      Unexercised
                                                           Unexercised     In-the-Money
                                                         Options/SARs at Options/SARs at
                                                            FY-End(#)       FY-End($)
                          Shares Acquired     Value       Exercisable/     Exercisable/
      Name                  on Exercise   Realized($)(1)  Unexercisable  Unexercisable(2)
-----------------------------------------------------------------------------------------
Oesterreicher, J. E.          10,888          405,897       235,052(E)         560,439
(Chairman of the Board                                      102,000(U)             -0-
and Chief Executive
Officer)

Hutchens, T. D.               20,100          972,211        38,872(E)          26,118
(President and Chief
Operating                                                    19,000(U)             -0-
Officer, International)

Lotter, C. R.                 12,400          533,422        52,000(E)         116,875
(Executive Vice
President,                                                   12,000(U)             -0-
Secretary and General
Counsel)

Newman, F. A.                 21,500        1,422,971        98,692(E)       2,406,808
(Chairman, President and                                     19,000(U)             -0-
Chief Executive Officer,
Eckerd Corporation)

Cody, J. T., Jr.*             31,910        1,544,063        75,500(E)          50,201
(President and Chief
Operating                                                    23,000(U)             -0-
Officer, JCPenney
Stores,
Merchandising,
Marketing,
And Catalog)

Tygart, W. B.**                7,762          248,449       165,532(E)         752,630
(Vice Chairman                                                  -0-(U)             -0-
of the Board)
-----------------------------------------------------------------------------------------

 *  Mr. Cody retired from the Company on March 1, 1999.
**  Mr. Tygart retired from the Company on August 1, 1998.

(1) Since most shares reported here continue to be held by participants, and considering certain shares have holding period requirements, the future value realized on such shares upon actual disposition may differ from the value reported here on the exercise date.

(2) Value is based on the closing price on the last trading day of the fiscal year, which, as of January 29, 1999, was $39.00.

Making Profit Grow Program. Effective March 12, 1997, the Personnel and Compensation Committee of the Board of Directors ("Committee") approved the JCPenney Making Profit Grow Program as an additional equity incentive element of the Equity Plan. This Program was intended to closely align management performance with stockholder interests by rewarding performance which exceeded the Company's 1997 and 1998 profit plans as approved by the Board of Directors. For fiscal 1998, no MPG awards vested. This program terminated at the end of fiscal 1998.

JCPenney Drug Store Partner Incentive Award Program. Effective March 12, 1997, the Committee also approved the JCPenney Drug Store Partner Incentive Award Program to motivate and reward key Eckerd associates for the achievement of aggressive profit plans for 1997-1999. Under this program, Partner Incentive Awards ("PIAs") are granted to participants in each of the three years in the measurement period but are only credited after the close of each fiscal year, if at all, based on Eckerd's actual operating income results for such fiscal year compared to planned operating income for the period. At the conclusion of the program, the number of credited PIAs which vest, if any, will be based upon Eckerd's cumulative sales and operating income results for the three-year period against plan. Each PIA award is equivalent to one share of Common Stock for valuation purposes, and, if they vest, will be paid in shares of Common Stock having a two year retention period. For fiscal 1998, no PIAs were credited.

Associate Stock Ownership Guidelines. The Company has adopted a Stock Ownership Guidelines Program for certain of its management employees and store managers. The Guidelines were enacted to further encourage and support a "stakeholder" mentality among these employees in order to align their interests with other Company stockholders. Pursuant to the Guidelines, all participants in the Company's Equity Plan are required to own a minimum amount of Common Stock based upon a multiple (the "Ownership Multiple") of base salary. Under the Guidelines, the Ownership Multiples range from seven times base salary for the CEO to one-half times base salary for non-officers and store managers. Employees subject to the Guidelines may sell Common Stock only if their holdings are in excess of the Guidelines.

Deferred Compensation Plan. Participant contributions to qualified savings plans were limited in 1998 by a $160,000 compensation limit imposed by the Internal Revenue Service. The Board of Directors of the Company approved the
J. C. Penney Company, Inc. 1995 Deferred Compensation Plan as a vehicle for associates earning more than the compensation limit to defer a portion of their base salary and incentive compensation payments exceeding the compensation limit as a means of saving for retirement. Participants in the Deferred Compensation Plan elect to defer a percentage of their compensation each year. Deferred amounts are generally payable upon a participant's retirement, death, or other separation from the Company. Effective January 1, 1999, the Deferred Compensation Plan was merged into the J. C. Penney Company, Inc. Mirror Savings Plan II ("Mirror Savings Plan"). As with the Deferred Compensation Plan, participants in the Mirror Savings Plan may elect to defer a percentage of their compensation each year as a means of saving for retirement.

Retirement Income. The following table shows various estimated maximum aggregate annual retirement incomes payable to the Company's management employees who receive profit incentive compensation and retire at age 60 (the age at which most management personnel currently voluntarily retire).

                       ESTIMATED RETIREMENT INCOME TABLE

                                      Years of Service
                 ------------------------------------------------------------
Average
Final
Compensation        15       20       25         30         35         40
-----------------------------------------------------------------------------
$  250,000       $ 87,500 $100,000 $112,500  $  125,000 $  131,250 $  137,500
   500,000        175,000  200,000  225,000     250,000    262,500    275,000
   750,000        262,500  300,000  337,500     375,000    393,750    412,500
 1,000,000        350,000  400,000  450,000     500,000    525,000    550,000
 1,250,000        437,500  500,000  562,500     625,000    656,250    687,500
 1,500,000        525,000  600,000  675,000     750,000    787,500    825,000
 1,750,000        612,500  700,000  787,500     875,000    918,750    962,500
 2,000,000        700,000  800,000  900,000   1,000,000  1,050,000  1,100,000
Each additional
$   50,000         17,500   20,000    22,500     25,000     26,250     27,500
-----------------------------------------------------------------------------

  Average Final Compensation for pension formula purposes generally includes "Salary", "Bonus", and prior to 1998, payments under the Company's Performance Unit Plan included in "LTIP Payouts", as reported under these columns of the Summary Compensation Table on page 15.

  The present annual pension benefit payable after normal retirement (age 65 or later) to participants in the Company's Pension Plan ("Pension Plan") with service after December 31, 1988, generally is equal to the sum of .75% times the "average final compensation" up to the "Average Social Security Wage Base" plus 1.25% times the "average final compensation" in excess of the "Average Social Security Wage Base" multiplied by the number of years of "credited service" up to a maximum of 35 such years. In addition to this annual pension benefit, a participant may receive an annual retirement benefit generally equal to 0.25% of his or her average final compensation times his or her years of credited service that exceed 25 years of credited service, but do not exceed 35 such years. "Average final compensation" is the average of the highest five consecutive full calendar years of compensation out of the employee's last ten years in the Pension Plan. "Average Social Security Wage Base" is the average of the 35 consecutive years of wages subject to the Social Security Tax, ending with the year an employee qualifies for unreduced Social Security retirement benefits. The Pension Plan contains provisions for early retirement and optional forms of benefit payments.

  A Supplemental Retirement Program for Management Profit-Sharing Associates ("Supplemental Retirement Program") provides certain supplemental retirement benefits, including Social Security substitute payments until age 62, to certain management employees, including executive officers, who voluntarily retire prior to age 65 in accordance with the Supplemental Retirement Program and whose aggregate retirement and estimated Social Security benefits would otherwise be below specified minimum retirement income levels. Participation in the Supplemental Retirement Program is limited to associates eligible for participation on or prior to December 31, 1995.

  The Internal Revenue Code ("Code") imposes certain limitations on the maximum benefits that may be earned under "qualified" retirement plans, such as the Pension Plan and the LESOP. In 1995, the Company adopted the J. C. Penney Company, Inc. Benefit Restoration Plan ("Benefit Restoration Plan"), which provides to impacted management associates certain benefits which, under the Code, cannot be earned under the Pension Plan and LESOP. Effective January 1, 1999, the benefits which, under the Code, could not be earned under the LESOP and, therefore, were provided pursuant to the Benefit Restoration Plan, will be provided under the Mirror Savings Plan. Eligible management associates must make an annual election to participate in the Mirror Savings Plan.

  Estimated annual retirement incomes reflected in the table are assumed for this purpose to comprise the total of (i) the benefit under the Pension Plan,
(ii) the value at retirement of the aggregate of Company contributions made to the Company's LESOP and predecessor plans and the Company's Mirror Savings Plan, and earnings thereon, (iii) the benefit under the Benefit Restoration Plan, and (iv) the benefit under the Supplemental Retirement Program, assuming the payment of all such benefits in the form of a straight life annuity. The Named Executive Officers (other than Messrs. Tygart, Cody and Newman) currently have, respectively, the following years of "credited service" and approximate assumed "average final compensation" recognized for calculation of benefits under the Supplemental Retirement Program: Mr. Oesterreicher, 34 years, $1,504,415; Mr. Hutchens, 37 years, $755,763; and Mr. Lotter, 26 years, $645,483. Upon their retirement as full-time employees of the Company, Messrs. Tygart and Cody became entitled to annual retirement incomes of $571,835 and $455,706, respectively.

  Effective January 1, 1999, Mr. Newman became a participant in the Company's Pension Plan and the Benefit Restoration Plan. Since Mr. Newman is not a participant in the Company's Supplemental Retirement Program, his annual retirement income from the Company's defined benefit plans will comprise the total of (i) the benefit under the Pension Plan and (ii) the benefit under the Benefit Restoration Plan. Mr. Newman's current years of "credited service" and "average final compensation" for purposes of calculating his annual retirement income under the Company's plans are 0.25 years and $164,429.

  Prior to January 1, 1999, Mr. Newman was an active participant in the Eckerd Corporation Pension Plan ("Eckerd Pension Plan") and the Eckerd Corporation Executive Excess Plan ("Excess Plan"), both of which were frozen as of December 31, 1998. The minimum annual retirement benefit payable to Mr. Newman upon normal retirement under the Eckerd Pension Plan and the Excess Plan is $84,341. This minimum annual retirement benefit is an age 65 single life annuity amount and is not subject to any deduction for Social Security or other offset amounts, and includes the income which could be provided by a monthly annuity for life purchased with the Eckerd Profit Sharing Plan vested account balance.

  Mr. Newman also participates in the Eckerd Corporation First Executive Supplemental Benefit Plan ("ESBP"), which was in place at the time the Company acquired Eckerd and has not been frozen. The ESBP is a non-qualified, noncontributory plan that provides for supplemental retirement and death benefits for the executive officers and other key management employees of Eckerd.

  The following table sets out the estimated annual benefits payable under the ESBP at age 65 for the noted levels of midpoint salaries:

                                                  Annual
                     Covered                     Benefit
                     Salary                      Payable
                     ------------------------------------
                     $100,000                    $ 25,000
                      200,000                      50,000
                      300,000                      75,000
                      400,000                     100,000
                      500,000                     125,000
                      600,000                     150,000
                      700,000                     175,000
                     ------------------------------------

Under the ESBP, Eckerd is obligated to pay a participant an annual amount equal to 25% of the participant's covered salary in equal monthly installments for fifteen years commencing at age 65. The annual benefit shown assumes that the sum of the participant's age and the number of years of service (which cannot be less than five) is at least 70. If it is less than 70, then the annual benefit is prorated pursuant to a prescribed formula. The covered salary is the midpoint of a salary range for a particular executive position as calculated by Eckerd. For purposes of the ESBP, Mr. Newman's 1998 covered salary was $662,900 and he had five years of service. The ESBP also provides that, in the event of the death of a participant prior to retirement, the participant's beneficiary is entitled to receive either (a) a lump sum payment equal to four times the participant's covered salary, or (b) an amount equal to 90% of the participant's covered salary for the first year after death plus 45% of the covered salary annually for the next nine years.

Approval of Auditors (Proposal 2)

KPMG LLP, independent certified public accountants, and members of the SEC Practice Section of the AICPA Division for CPA firms, have been auditors of the Company's consolidated financial statements since 1916. Their employment for the purpose of auditing the Company's financial statements for the fiscal year ending January 29, 2000, has been authorized by the Board, upon the recommendation of the Audit Committee. Stockholder approval of such employment is requested.

  It is anticipated that a representative of KPMG LLP will attend the meeting, will be available to respond to appropriate questions, and will have an opportunity to make a statement should he or she so desire.

  The total amount paid to KPMG LLP for all services related to the fiscal 1998 audit of the Company's consolidated financial statements was approximately $2,856,000.

The Board recommends a vote FOR this proposal.

Stockholder Resolutions

The Company has been informed that Evelyn Y. Davis, Watergate Office Building, 2600 Virginia Avenue, N.W., Suite 215, Washington, D.C. 20037, a recordholder of 100 shares of Common Stock, intends to submit a resolution for adoption at the Annual Meeting, as follows:

Stockholder Resolution Number One (Proposal 3)

Resolution and Reasons Stated by Submitting Stockholder

RESOLVED: "That the shareholders of J. C. Penney recommend that the Board of Directors take the necessary steps to reinstate the election of directors ANNUALLY, instead of the stagger system which was recently adopted."

REASONS: "Until recently, directors of J. C. Penney were elected annually by all shareholders."

"The great majority of New York Stock Exchange listed corporations elect all their directors each year."

"This insures that ALL directors will be more accountable to ALL shareholders each year and to a certain extent prevents the self-perpetuation of the Board."

"Last year the owners of 98,094,954 shares, representing approximately 43.9% of shares voting, voted FOR this proposal."

"If you AGREE, please mark your proxy FOR this resolution."

The Board Of Directors Opposes This Proposal.

Prior to the 1985 Annual Meeting of Stockholders, directors were elected annually for a one-year term. At the 1985 meeting, stockholders by a substantial majority approved amendments to the Company's Restated Certificate of Incorporation, as amended, and to its Bylaws providing, among other things, that the Board be divided into three classes of directors serving staggered three-year terms with each class being as nearly equal in number as possible ("Classified Board Amendments").

  In the proxy statement for that meeting, which contained a detailed discussion of the reasons for the Board's recommendation, the Board stated that the overall purpose of the Classified Board Amendments was to assure continuity and stability in the Company's operations. With a classified Board, it is more likely that a majority of the directors at any time will have had prior experience as directors of the Company, thereby facilitating continuity and planning for the Company's business. The directors do not believe that the classified status of the Board results in the directors being less accountable to stockholders or results in the self-perpetuation of the Board. For these reasons, the Board believes that a classified Board protects the interests of stockholders.

  The Board continues to hold the view that the reasons set forth in the 1985 proxy statement are valid and that the election of directors by classes should be maintained.

  It should be noted that adoption of this proposal would not in itself "reinstate" the annual election of directors but would simply amount to a request that the Board consider taking the "necessary steps" to accomplish such reinstatement. If the Board were to consider such a request desirable, it would then have to present a formal amendment repealing the classified Board provision to the Company's stockholders for their approval at a meeting of stockholders.

  A stockholder proposal virtually identical to this proposal was defeated by the votes of Company stockholders at the 1998, 1997, 1996, 1995, 1994, 1993, 1992, 1991, 1990, 1989, and 1988 Annual Meetings of Stockholders.

Accordingly, the Board continues to recommend a vote AGAINST this proposal.

  The Company has also been informed that the Southern Regional Joint Board of the Union of Needletrades, Industrial and Textile Employees, 2100 L Street, N.W., Suite 210, Washington, D.C. 20037, a recordholder of 56 shares of Common Stock, intends to submit a resolution for adoption at the Annual Meeting, as follows:

Stockholder Resolution Number Two (Proposal 4)

Resolution and Reasons Stated by Submitting Stockholder

RESOLVED, that pursuant to Section 109 of the Delaware General Corporation law and Article XVI of the Company's Bylaws, the shareholders of J. C. Penney Company, Inc. ("Company") hereby amend the Company's Bylaws to add the following Article XVII, which shall take effect immediately upon approval by the holders of a majority of the shares issued and outstanding entitled to vote thereon at the meeting of shareholders or any special meeting at which such resolution is proposed:

                                "ARTICLE XVII.
                    "Shareholder Approval of Rights Plans.

"The Company shall not adopt or maintain any rights plan, share purchase rights plan or similar agreement, commonly referred to as a "poison pill," which is designed to impede, or has the effect of impeding, the acquisition of a block of stock in excess of a specified threshold and/or merger or other transaction between a significant shareholder and the Company, unless such plan or agreement has previously been approved by holders of a majority of the issued and outstanding shares of stock at a general or special meeting of shareholders, and the Company shall redeem any such plan or agreement in effect as of the date of adoption of this Article of the Bylaws, including without limitation the shareholder rights plan that was adopted by the Company in 1999. Notwithstanding any other provision of these Bylaws, this Article may not be amended, modified or repealed, except by holders of a majority of the outstanding shares of stock."

  At each of the past two annual meetings a majority of shares were voted in favor of a resolution requesting that the Board of Directors redeem J. C. Penney's shareholder rights plan, or put the continued existence of this "poison pill" to a vote of shareholders. Last year this proposal received approximately 55% of votes cast, up from 51% of votes cast two years ago.

  Despite these results the Board chose to ignore the wishes of its shareholders. We are especially concerned about the Board's failure in this regard given that over the past twelve years it has adopted three poison pill plans, the current plan adopted in March and two earlier plans adopted in 1986 and 1990, all without prior shareholder approval. This year's plan will expire in ten years. With this plan now in place it is possible that J. C. Penney will have a poison pill for 22 consecutive years. We are disappointed that our Board has taken such action this year, especially in light of the majority votes cast against the Company's poison pill at the last two annual meetings.

  While management and the Board should have appropriate tools to ensure all shareholders benefit from any proposal to buy the Company, we do not believe the future possibility of a takeover justifies the unilateral implementation of such a poison pill device.

  Accordingly, we submit this binding Bylaw amendment, which would allow J. C. Penney to adopt a poison pill, but only after receiving the majority support of its shareholders.

  We urge you to vote FOR this proposal.

The Board of Directors Opposes This Proposal.

Your Board of Directors believes that a Rights Agreement ("Rights Plan") is an appropriate and effective tool to maximize the value of the Company's stock in the context of a potential takeover of the Company. Most legal experts believe that the amendment to the Company's Bylaws that this proposal seeks would not be valid under Delaware law even if it should receive the support of a majority of the Company's shares outstanding and entitled to vote. After careful deliberation, the Board concurs with this view and has received a legal opinion from its Delaware counsel supporting this conclusion.

  In addition to the determination that this proposed amendment would not be valid under Delaware law, the Board believes that the Company's stockholders are best served by the existence of a Rights Plan. Companies continue to adopt new rights plans, and renew existing ones, in large numbers (over 370 new plans were adopted by U.S. companies in 1998), consistent with the increasing number of studies demonstrating the economic benefits that rights plans provide for stockholders. Studies in March and October of 1988 by Georgeson & Company, a nationally recognized proxy solicitation and investor relations firm, found that companies adopting rights plans do not lessen the value of their stock, and, more importantly, that companies with rights plans received higher takeover premiums than those companies without rights plans. The March 1988 Georgeson study concluded that companies with rights plans received takeover premiums averaging 69% higher than those received by companies not protected by such plans. Similarly, a March 1993 study by Robert Comment and
G. William Schwert of the Bradley Policy Research Center, University of Rochester determined that rights plans do not deter takeovers, but do increase the takeover premium. This was reconfirmed by a subsequent study by Comment and Schwert in 1995. A February 1996 study by Johan Molin of The Economic Research Institute, Stockholm School of Economics, also concludes that rights plans are in the interest of the stockholders of the adopting company. A 1997 JPMorgan study also found that consistently higher premiums were paid for companies with rights plans in place. Finally, a November 1997 study by Georgeson & Company reported that premiums paid to acquire target companies with rights plans were on average 8% higher than premiums paid for target companies without rights plans. Thus, they concluded that rights plans contributed an additional $13 billion in stockholder value during the past five years, and stockholders of acquired companies without such protection gave up $14.5 billion in potential premiums. Georgeson & Company also reported that the presence of a rights plan at a target company did not increase the likelihood of the withdrawal of a friendly takeover bid nor the defeat of a hostile one.

  Based on the Board's collective business experience and knowledge of the Company, it has determined that the adoption of a Rights Plan is in accord with the Board's responsibility under Delaware law to manage and direct the management of the Company's business and affairs for the benefit of the Company's stockholders. It should be noted that the Company has had an independent outside Board of Directors for over 19 years. In adopting Rights Plans, the directors received the advice of outside legal counsel as to their fiduciary obligations to stockholders. A Rights Plan was not adopted nor will it be used for entrenchment purposes. The Board does not believe that a Rights Plan will deter an acquisition offer that adequately reflects the underlying value of the Company and that is fair to all stockholders, nor will it deter the initiation of a proxy contest.

  A Rights Plan encourages potential acquirors to negotiate directly with the Board, which is in the best position to negotiate on behalf of all stockholders, to evaluate the adequacy of any potential offer, and to protect stockholders against potential abuses during the takeover process, such as partial and two-tiered tender offers and creeping stock accumulation programs which unfairly discriminate among stockholders. A Rights Plan provides the Board with adequate time and flexibility to negotiate on behalf of all the Company's stockholders and enhances the Board's ability to negotiate the highest possible offer from a potential acquiror, develop alternatives which may better maximize stockholder values, preserve the long-term value of the Company for the stockholders, and ensure that all stockholders are treated fairly. Again, a Rights Plan would not prevent a takeover on terms determined by the Board of Directors to be fair and equitable to all stockholders, nor is it intended as a deterrent to a stockholder's initiation of a proxy contest.

  Indeed, at such time as the Board of Directors determines that an offer adequately reflects the value of the Company and is in the best interests of all stockholders, it may redeem the Rights. Merger and acquisition activity over the last ten years shows that rights plans neither prevent unsolicited offers from occurring, nor prevent companies from being acquired at prices that are fair and adequate to stockholders. Therefore, rather than deterring good-faith negotiations between a potential acquiror and the Board, a Rights Plan encourages a would-be acquiror to meet and negotiate in good faith with the target's board of directors. It thereby enhances the Board's ability to obtain a better price for all stockholders in the event the Company is to be acquired. Since the proposed bylaw requires redemption of the current Rights Plan and stockholder approval for any new rights plan, the Company would be unable to adopt a rights plan even in the case of a hostile bid deemed inadequate by the Board of Directors and would be deprived of a proven and necessary tool to maximize stockholder value.

  In March 1999, the Board adopted a new Rights Plan containing a "TIDE" feature. This three-year independent director evaluation ("TIDE") provision requires that the Rights Plan be reviewed at least every three years by a committee of the Board consisting of independent directors. The committee is empowered to recommend modifications to the rights plan or redemption of the rights. Such "TIDE" plans have been adopted recently by a number of large public companies and have been favorably received by stockholders.

  At the 1998, 1997, 1996, 1995, 1994, 1993, and 1992 Annual Meetings of
Stockholders, stockholder proposals requesting the Board of Directors to redeem the Company's 1990 Rights Plan unless an issuance of such rights was approved by a majority of outstanding shares were defeated. Also, similar proposals relating to the original 1986 Rights Plan were defeated at the 1987 and 1988 Annual Meetings of Stockholders.

Accordingly, the Board recommends a vote AGAINST this proposal.

  The Company has also been informed that the National Electrical Benefit Fund, 1125 15th Street, N.W., Washington, D. C. 20005, a recordholder of 98,700 shares of Common Stock, intends to submit a resolution for adoption at the Annual Meeting, as follows:

Stockholder Resolution Number Three (Proposal 5)

Resolution and Reasons Stated by Submitting Stockholder

Be It Resolved: That the stockholders of J. C. Penny [sic] (the Company) recommend that the Board of Directors take steps necessary to amend the Company's Bylaws to require that the Board's Chairperson be an Independent Director. For purposes of this proposal, the stockholders further recommend that the term "Independent Director" means a director who: (i) has not been employed by the Company in an executive capacity within the last five years;
(ii) is not, and is not affiliated with a company that is, an advisor or consultant to the Company; (iii) is not affiliated with a significant customer or supplier of this Company; (iv) has no personal services contract(s) with the Company; (v) is not affiliated with a not-for-profit entity that receives significant contributions from the Company; (vi) within the last five years, has not had any business relationship with the company (other than service as a director) for which the Company has been required to make disclosure under Regulation S-K of the Securities and Exchange Commission; (vii) is not employed by a public company at which an executive officer of the Company serves as a director; (viii) has not had a relationship described in (i) through (vii) above with any affiliate of the Company; and (ix) is not a member of the immediate family of any person described in (i) through (viii) above. This provision may only be amended by the affirmative vote of the holders of the outstanding common stock of the company.

                      SHAREHOLDER'S SUPPORTING STATEMENT
                      ----------------------------------

  How important is the Board of Directors? As a trust fund with approximately 410,000 participants, and as owner of some 98,700.000 shares of the Company's stocks, the National Electrical Benefit Fund (NEBF) believes that the Board-- and most particularly its Chairperson--is of paramount importance. This is why we are sponsoring this proposal which urges the Board to amend the Company's Bylaws so that the Board's leader will be a person who is independent of the Company and its officers. Through this proposal, we seek to promote strong, objective leadership on the Board.

  A Board of Directors must formulate corporate policies and monitor management's implementations of their policies. The Chairperson is responsible for leading the Board in these tasks and ensuring that directors are given the information necessary to perform their duties. In our view, when the Board's Chairperson is also an officer, employee or otherwise closely related to the Company's management, it is difficult to objectively perform this monitoring and evaluation function. We believe that an independent Chairperson would best ensure that the interests of stockholders are served, rather than the interest of management.

  The benefits of independent directors are generally well accepted. The New York Stock Exchange, for example, requires that at least two members of the board of a listed company, and all members of the company's audit committee, must meet the Exchange's standards of independence. The Investment Company Act of 1940 (the Law that governs the activities of investment companies) also includes an independent director provision, generally requiring investment company boards to be comprised of at least 40 percent "disinterested" directors.

                     WE URGE YOU TO VOTE FOR THIS PROPOSAL
                                         ---

The Board of Directors Opposes This Proposal.

Your Board of Directors, which includes ten independent, non-management directors among its eleven members, strongly believes that it is not in the best interests of the Company or its stockholders to place limits on the Board's ability to select the director it believes best suited to serve as Board Chair.

  The Company's directors are fully aware of their fiduciary duties to stockholders under Delaware law, and do not allow their independence or their judgment to be compromised by the existence of a Board Chair who is a Company employee. The proponent's proposal would restrict the Board's ability to best serve the Company's stockholders while failing to add any benefit to stockholders.

  Your Board's independent directors are actively involved in the selection of discussion topics to be placed on the agenda for review at Board and Board Committee meetings, thereby ensuring that the Board's monitoring and evaluation functions are performed in a timely and appropriate fashion. The responsibilities of the various independent committees of the Board also serve as an objective means of performing management oversight, and further make a non-executive Chair unnecessary. All Board committees other than the Finance Committee are comprised exclusively of non-management directors. The Personnel and Compensation Committee conducts the annual evaluation of the Chief Executive Officer's performance and makes recommendations with respect to his compensation to the Board. It approves the compensation of other executive officers and reports to the Board. In addition, the Corporate Governance Committee recommends candidates for Board and Committee membership, monitors developments and makes recommendations regarding the Company's governance practices. The Audit Committee oversees the Company's accounting and financial reporting practices. The Board's Committee process, predicated upon the efforts of independent, non-management directors, serves to represent and protect the best interests of the Company's stockholders. The duties of the Board's Committees are described in greater detail elsewhere in this Proxy Statement.

  The Board believes that no meaningful additional measure of oversight would be provided by a non-executive Chair. Indeed, by limiting its options as recommended by the proposal, the Board would be denied the flexibility that may be important in recruiting future chief executive officers.

  As part of its proposal that the Chair be an "independent director," the proponent has further proposed a definition of independence which would result in a mechanical application of rigid and formulistic rules. Your Board already adheres to a definition of director independence which meets the standards as prescribed by Section 16 of the Securities Exchange Act of 1934 and by Section 162(m) of the Internal Revenue Code. This definition ensures that a determination of director independence is based upon a careful consideration of all relevant facts and circumstances.

  The Board believes that the interests of the Company and its stockholders are best served at this time through the experienced leadership and ability for decisive action afforded by a full-time Chair and Chief Executive Officer, subject to effective oversight by all non-management directors.

Accordingly, the Board recommends a vote AGAINST this proposal.

  The Company has also been informed that the Massachusetts Laborers' Pension Fund, 14 New England Executive Park, Suite 200, Burlington, Massachusetts 01803-0900, a recordholder of 1,400 shares of Common Stock, intends to submit a resolution for adoption at the Annual Meeting, as follows:

Stockholder Resolution Number Four (Proposal 6)

Resolution and Reasons Stated by Submitting Stockholder

"RESOLVED: That the shareholders of the J. C. Penney [sic] (the "Company") urge the board of directors to adopt an executive compensation policy that all future stock option grants to senior executives shall be performance-based. For the purposes of this resolution, a stock option is performance-based if its exercise price is either (1) linked to an industry index, such as S&P

Department Stores Index; or (2) significantly above the current market price of the stock at the grant date."

                             SUPPORTING STATEMENT

  As shareholders of the Company, we support compensation policies for senior executives that provide challenging performance objectives and serve to motivate executives to achieve long-term shareholder value. However, stock option grants without performance-based targets can often excessively compensate executives for stock increases due solely to a general stock market rise, rather than improved or superior company performance.

  Given the fact that the Company's stock price has substantially lagged behind the S&P 500 Index over the last five years, we believe it is particularly important that stock option grants be designed to encourage senior executives to achieve superior performance.

  Indexed stock options are options whose exercise price moves with an appropriate market index composed of the Company's key competitors. By tying the exercise price to a market index, these options ensure that executives are rewarded for outperforming the competition, rather than simply benefiting from a rise in the stock market as a whole. By downwardly adjusting the exercise price of the option during a downturn in the industry, indexed options remove pressure from the board to reprice stock options. Premium-priced stock options, which set the exercise price above the market price of the stock at grant date, are also an effective way to ensure that management is encouraged to maximize shareholder value.

  In response to shareholder concern about the absence of strong performance-based forms of executive compensation, companies are increasingly adopting stock option plans that require premium pricing or links to market indices. According to Executive Compensation Reports, approximately 16% of the biggest U.S. businesses granting options attached performance targets, up substantially from 7% in 1993. Recently, leading companies such as Monsanto, BankAmerica, Citicorp, and Colgate-Palmolive have adopted performance-based stock option plans.

  Leading corporate governance experts, including Institutional Shareholder Services and the Council of Institutional Investors, support performance-based stock options as an effective way to motivate executives to achieve long-term shareholder value. Moreover, many compensation experts--including Pearl Meyer, Graef Crystal, and SCA Consulting--have also backed performance-based stock options.

  For these reasons we urge shareholders to vote FOR this proposal.

The Board of Directors Opposes This Proposal.

The Board of Directors opposes the proposal because it believes it is unnecessary in light of the Board's current policies and practices regarding executive compensation. The Personnel and Compensation Committee of the Board has always and continues to perform an annual analysis, assisted by outside compensation consultants, of compensation relative to the Company's annual and long-term performance goals and industry-wide trends. This Committee is composed entirely of outside, independent directors, based on standards of independence applicable to compensation committees under Securities and Exchange Commission and Internal Revenue Service rules.

  Each year the Personnel and Compensation Committee evaluates the performance of the chief executive officer and certain other members of senior management. As part of the evaluation process, the Committee retains outside consultants to prepare comprehensive reports on competitive practices and peer group performance. The Committee judges management's performance and compensation levels against quantitative and qualitative criteria. The Committee delivers its reports to the full Board, which reviews the specific compensation awards for the chief executive officer and other senior executives.

  The Board believes that it would not be in the Company's best interest to base executive compensation solely on rigid or non-discretionary formulae since it is difficult to predict all future developments that could be relevant to evaluating management performance. The Board prefers to retain discretion in making compensation decisions in order to ensure that the Company's executives are appropriately compensated based on a number of factors, including Company financial performance, the current industry-wide economic environment, individual performance and competitive pay practices.

  The Company's equity plans have been approved by Company stockholders since 1965 and the current equity plan, like its predecessor plans, was overwhelmingly approved by stockholders in 1997. The equity plan is structured primarily to provide long-term incentives and is designed to emphasize the importance of increasing stockholder value over the long term by aligning further the interests of executive officers and stockholders. All stock options are designed to motivate the holder to increase the value of the Company, which benefits not only the holder but the Company's stockholders as a whole.

Accordingly, the Board recommends a vote AGAINST this proposal.

Requirements, Including Deadlines, for Submission of Proxy Proposals, Nomination of Directors, and Other Business by Stockholders

Under the rules of the Securities and Exchange Commission, the date by which proposals of stockholders intended to be presented at the 2000 Annual Meeting of Stockholders must be received by the Company for inclusion in its proxy statement and form of proxy relating to that meeting is December 17, 1999.

  Under the Company's Bylaws, certain procedures are provided which a stockholder must follow to nominate persons for election as directors or to introduce an item of business at an annual meeting of stockholders. These procedures provide, generally, that stockholders desiring to make nominations for directors, and/or bring a proper subject of business before the meeting, must do so by a written notice timely received (not later than 90 days in advance of such meeting) by the Secretary of the Company containing the name and address of the stockholder, and a representation that the stockholder is a holder of record and intends to appear in person or by proxy at the meeting. If the notice relates to a nomination for director, it must also set forth the name and address of any nominee(s), all arrangements or understandings between the stockholder and each nominee and any other person(s) (naming such person(s)) pursuant to which the nomination(s) are to be made, such other information regarding each nominee as would have been required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had each nominee been nominated by the Board, and the consent of each nominee to serve. Notice of an item of business shall include a brief description of the proposed business and any material interest of the stockholder in such business.

  The chairman of the meeting may refuse to allow the transaction of any business not presented, or to acknowledge the nomination of any person not made, in compliance with the foregoing procedures.

  It is currently expected that the 2000 Annual Meeting of Stockholders will be held on or about May 19, 2000, in which event any advance notice of nominations for directors and items of business (other than proposals intended to be included in the proxy statement and form of proxy, which as noted above must be received by December 17, 1999) must be given by stockholders by February 19, 2000. The Company does, however, retain the right to change this date as it, in its sole discretion, may determine. Notice of any change will be furnished to stockholders prior to the expiration of the 90-day advance notice period referred to above. Copies of the Company's Bylaws are available from the Secretary of the Company.

Confidential Voting

  The Company, considering it to be in the best interest of stockholders, has a policy to the effect that all proxy (voting instruction) cards, ballots, and vote tabulations, including telephone voting, which identify the particular vote of a stockholder are to be kept secret from the Company, its directors, officers, and employees. Accordingly, proxy cards are returned in envelopes addressed to the tabulator, which receives and tabulates the proxies. The final tabulation is inspected by inspectors of election who are independent of the Company, its directors, officers, and employees. The identity and vote of any stockholder shall not be disclosed to the Company, its directors, officers, or employees, nor to any third party except (i) to allow the independent election inspectors to certify the results of the vote to the Company, its directors, officers, and employees; (ii) as necessary to meet applicable legal requirements and to assert or defend claims for or against the Company; (iii) in the event of a proxy solicitation based on an opposition proxy statement filed, or required to be filed, with the Securities and Exchange Commission; or (iv) in the event a stockholder has made a written comment on such material.

Other Matters

  The Board of Directors does not intend to present any other business at the meeting and knows of no other matters which will be properly presented. However, if any other matter calling for a vote of stockholders is properly presented at the meeting, it is the intention of the persons named in the accompanying proxy to vote in accordance with their judgment on such matters.

                                                 /s/ C. R. LOTTER
                                              C. R. Lotter, Secretary

                           J. C. PENNEY COMPANY, INC.
                         PROXY/VOTING INSTRUCTION CARD
                        Allocated and Undirected Stock
               THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

TO PARTICIPANTS IN THE COMPANY'S SAVINGS, PROFIT-SHARING AND STOCK OWNERSHIP PLAN ("PLAN"):

By properly executing this card on the reverse, or by voting by telephone, you are instructing State Street Bank and Trust Company ("Trustee") to vote on your behalf, in accordance with your instructions, in person or by proxy, shares of Voting Stock held for you in accounts under the Plan ("Allocated Stock"), and a proportionate number of shares of Voting Stock for which no directions are received by the Trustee ("Undirected Stock"), at the Annual Meeting of Company Stockholders, to be held at the Company's Home Office at 6501 Legacy Drive, Plano, Texas 75024-3698 on Friday, May 21, 1999, at 10:00 A.M., local time, and at any adjournment or postponement thereof, upon such business as may come before the meeting, including the items set forth on the reverse. If this proxy/voting instruction card is not received by the Trustee, or if you have not voted by telephone, by May 18, 1999, your Allocated Stock will be voted in the same proportion as instructions received by the Trustee by that date from the Plan Participants who have returned their proxy/voting instruction cards or voted by telephone in a timely manner. You may elect not to direct the voting of Undirected Stock by checking the appropriate box on the reverse side of this card.

For your information, a copy of the Board of Directors' Proxy Statement for the meeting is enclosed herewith.

Nominees for Election of Directors for the term set forth in the Proxy Statement are (01) T.J. Engibous, (02) K.B. Foster, and (03) A.W. Richards. TO WITHHOLD AUTHORITY TO VOTE FOR ANY NOMINEE, WRITE THAT NOMINEE'S NAME IN THE SPACE PROVIDED ON THE REVERSE, OR FOLLOW THE TELEPHONE VOTING INSTRUCTIONS.

Your voting instructions are important and cannot be followed by the Trustee unless this card is properly executed by you and received by the Trustee, or unless you vote by telephone, by MAY 18, 1999. Therefore, please sign, date, and return this card promptly in the envelope provided, or vote via telephone. No postage is required if this envelope is mailed in the United States.


                            .FOLD AND DETACH HERE.





                            YOUR VOTE IS IMPORTANT!


                       YOU CAN VOTE IN ONE OF TWO WAYS:

1. Call TOLL FREE 1-800-840-1208 on a Touch Tone Telephone and follow the instructions on the reverse side. There is NO CHARGE to you for this call.

                                      OR
                                      --

2. Mark, sign and date your proxy card and return it promptly in the enclosed envelope.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS    PLEASE MARK
PROXY WILL BE VOTED FOR ELECTION OF ALL DIRECTORS AND FOR PROPOSAL 2 AND AGAINST PROPOSALS 3,4, 5 AND 6.        YOUR VOTES AS [X]
                                                                                                                INDICATED IN
                                                                                                                THIS EXAMPLE

------------------------------------------------------------------------------------------------------------------------------------
          THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE FOLLOWING PROPOSALS     THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST
           AS DESCRIBED IN THE PROXY STATEMENT:                                    THE FOLLOWING PROPOSALS AS DESCRIBED IN THE PROXY
                                                                                   STATEMENT:
------------------------------------------------------------------------------------------------------------------------------------
1. Election of Directors:    2. Approval of Auditors. FOR  AGAINST  ABSTAIN     3. Stockholder resolution   FOR  AGAINST  ABSTAIN
                                                      [_]    [_]      [_]          regarding classification [_]    [_]      [_]
Nominees for Election of                                                       of Board.
Directors for the term set
forth in the Proxy Statement
are: 01 T.J. Engibous, 02 K.B.
Foster, 03 A.W. Richards

                             --------------------------------------------------
                                                                                4. Stockholder resolution
                                                                                   regarding rights         [_]    [_]      [_]
                                                                                   dividend.
  FOR all nominees    AUTHORITY WITHHELD
   except as noted     as to all nominees                                       5. Stockholder resolution
         [_]                  [_]                                                  regarding independent    [_]    [_]      [_]
                                                                                   Board Chair.

                             ================================================== 6. Stockholder resolution
                                    *** IF YOU WISH TO VOTE BY TELEPHONE,          regarding performance-   [_]    [_]      [_]
----------------------------                                                       based stock options.
                                    PLEASE READ THE INSTRUCTIONS BELOW***
---------------------------- ================================================== ----------------------------------------------------

                                                                                       I elect not to direct the voting of
                                                                                       undirected shares in the Plan.      [_]

SIGNATURE_____________________________________ DATE ___________________________
PLEASE SIGN AND DATE
Please sign your name or names exactly as stenciled hereon.

                           . FOLD AND DETACH HERE .
              ---------------------------------------------------
      [Telephone               VOTE BY TELEPHONE           [Telephone
         logo]           QUICK *** EASY *** IMMEDIATE          logo]
              ---------------------------------------------------

  Your telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. You may vote by telephone (unless you are a participant in the Plan and elect not to direct the voting of undirected shares in such Plan).

  . After dialing the toll-free number listed below, you will be asked to enter the Control Number which is located in the box in the lower right hand corner of the proxy instruction card.

  ---------------------------------------------------------------------------
  OPTION #1: To vote as the Board of Directors recommends on ALL proposals:
  Press 1.
  ---------------------------------------------------------------------------
              WHEN ASKED, PLEASE CONFIRM YOUR VOTE BY PRESSING 1.
  ---------------------------------------------------------------------------
  OPTION #2: If you choose to vote on each proposal separately, press 0. You will hear these instructions:
  ---------------------------------------------------------------------------
    Proposal 1: To VOTE FOR ALL nominees, press 1; to WITHHOLD FOR ALL nominees, press 9.

                To WITHHOLD FOR AN INDIVIDUAL nominee, press 0 and listen to the instructions.

    Proposal 2: To vote FOR, press 1; AGAINST, press 9; ABSTAIN, press 0.

  The Instructions are the same for all remaining proposals.

              WHEN ASKED, PLEASE CONFIRM YOUR VOTE BY PRESSING 1.
    If you also own common stock in addition to those shares beneficially owned in the Plan, please call the toll-free number again to vote the proxy for those shares.
  ---------------------------------------------------------------------------
      PLEASE DO NOT RETURN THE ABOVE PROXY CARD IF YOU VOTED BY PHONE.
  ---------------------------------------------------------------------------
                           THANK YOU FOR VOTING.

     CALL TOLL FREE ON A TOUCH TONE TELEPHONE
     1-800-840-1208 - ANYTIME

       There is NO CHARGE to you for this call.

                          J. C. PENNEY COMPANY, INC.
                         PROXY/VOTING INSTRUCTION CARD

               THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS


By properly executing this card on the reverse, or by voting via telephone, you are authorizing M.A. Burns, J.C. Pfeiffer and C.S. Sanford, Jr., or any one of them, with power of substitution in each, to represent and vote the stock owned of record which you are entitled to vote at the Annual Meeting of Company Stockholders, to be held at the Company's Home Office at 6501 Legacy Drive, Plano, Texas 75024-3698 on Friday, May 21, 1999, at 10:00 A.M., local time, and at any adjournment or postponement thereof ("Meeting"), upon such business as may come before the Meeting, including the items set forth on the reverse ("Business").

AS DESCRIBED IN THE PROXY STATEMENT, THIS CARD ALSO PROVIDES VOTING INSTRUCTIONS AT SUCH MEETING FOR THE CHASE MANHATTAN BANK ("AGENT") FOR SUCH BUSINESS FOR PARTICIPANTS IN THE COMPANY'S DIVIDEND REINVESTMENT PLAN ("DRIP") BOTH FOR COMMON STOCK (IF ANY) ALLOCATED TO YOUR ACCOUNTS AND FOR COMMON STOCK ALLOCATED TO OTHER DRIP PARTICIPANTS' ACCOUNTS FOR WHICH VOTING INSTRUCTIONS ARE NOT RECEIVED BY MAY 18, 1999 ("UNDIRECTED STOCK"). IF THIS VOTING INSTRUCTION CARD IS EXECUTED AND RECEIVED BY MAY 18, 1999, OR IF YOU HAVE VOTED BY TELEPHONE BY SUCH DATE, THE AGENT WILL VOTE AS FOLLOWS: (A) FOR COMMON STOCK ALLOCATED TO THE UNDERSIGNED'S ACCOUNTS, IN ACCORDANCE WITH THE INSTRUCTIONS HEREIN AND (B) FOR UNDIRECTED STOCK, IN THE SAME PROPORTION AS ALL COMMON STOCK ALLOCATED TO ACCOUNTS FOR WHICH INSTRUCTION CARDS OR TELEPHONE VOTES RECEIVED BY MAY 18, 1999 HAS BEEN VOTED.

Nominees for Election of Directors for the term set forth in the Proxy Statement are (01) T.J. Engibous, (02) K.B. Foster, and (03) A.W. Richards. TO WITHHOLD AUTHORITY TO VOTE FOR ANY NOMINEE, WRITE THAT NOMINEE'S NAME IN THE SPACE PROVIDED ON THE REVERSE, OR FOLLOW THE TELEPHONE VOTING INSTRUCTIONS.

Your vote is important and cannot be recorded by the proxies or Agent unless this card is properly executed by you and returned, or unless you vote by telephone. Therefore, please sign, date, and return this card promptly in the envelope provided, or vote by telephone. No postage is required if this envelope is mailed in the United States.

                          (Continued on reverse side)

                           . FOLD AND DETACH HERE .



                            YOUR VOTE IS IMPORTANT!

                       YOU CAN VOTE IN ONE OF TWO WAYS:


     1. Call TOLL FREE 1-800-840-1208 on a Touch Tone Telephone and follow the instructions on the reverse side. There is NO CHARGE to you for this call.


                                      OR
                                      --

     2. Mark, sign and date your proxy card and return it promptly in the enclosed envelope.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS     PLEASE MARK
PROXY WILL BE VOTED FOR ELECTION OF ALL DIRECTORS AND FOR PROPOSAL 2 AND AGAINST PROPOSALS 3, 4, 5 AND 6.        YOUR VOTES AS [X]
                                                                                                                 INDICATED IN
                                                                                                                 THIS EXAMPLE

------------------------------------------------------------------------------------------------------------------------------------
          THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE FOLLOWING PROPOSALS     THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST
          AS DESCRIBED IN THE PROXY STATEMENT:                                     THE FOLLOWING PROPOSALS AS DESCRIBED IN THE PROXY
                                                                                   STATEMENT:
------------------------------------------------------------------------------------------------------------------------------------
1. Election of Directors:     2. Approval of Auditors. FOR  AGAINST  ABSTAIN     3. Stockholder resolution   FOR  AGAINST  ABSTAIN
                                                      [_]    [_]      [_]          regarding classification [_]    [_]      [_]
Nominees for Election of                                                       of Board.
Directors for the term set
forth in the Proxy Statement
are: 01 T.J. Engibous, 02 K.B.
Foster, 03 A.W. Richards
                             --------------------------------------------------
                                                                                4. Stockholder resolution
                                                                                   regarding rights         [_]    [_]      [_]
                                                                                   dividend.
FOR all nominees   AUTHORITY WITHHELD
except as noted    as to all nominees                                           5. Stockholder resolution
      [_]                 [_]                                                      regarding independent    [_]    [_]      [_]
                                                                                   Board Chair.

                             ==================================================
                                    *** IF YOU WISH TO VOTE BY TELEPHONE,       6. Stockholder resolution
                                                                                   regarding performance-   [_]    [_]      [_]
----------------------------                                                       based stock options.
                                    PLEASE READ THE INSTRUCTIONS BELOW***
---------------------------- ================================================== ----------------------------------------------------

                                                                                                     I/we plan to attend
                                                                                                         the meeting        [_]

SIGNATURE_____________________ SIGNATURE_______________________ DATE ___________
PLEASE SIGN AND DATE
Please sign your name or names exactly as stenciled hereon. For a joint account, each joint owner should sign. Persons signing in a representative capacity should indicate their capacity.

                           . FOLD AND DETACH HERE .
              ---------------------------------------------------
     [Telephone                VOTE BY TELEPHONE           [Telephone
          logo]          QUICK *** EASY *** IMMEDIATE           logo]
              ---------------------------------------------------

  Your telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

  . After dialing the toll-free number listed below, you will be asked to enter the Control Number which is located in the box in the lower right hand corner of the proxy instruction card.

  ---------------------------------------------------------------------------
  OPTION #1: To vote as the Board of Directors recommends on ALL proposals:
  Press 1.
  ---------------------------------------------------------------------------
              WHEN ASKED, PLEASE CONFIRM YOUR VOTE BY PRESSING 1.
  ---------------------------------------------------------------------------
  OPTION #2: If you choose to vote on each proposal separately, press 0. You will hear these instructions:
  ---------------------------------------------------------------------------
    Proposal 1: To VOTE FOR ALL nominees, press 1; to WITHHOLD FOR ALL nominees, press 9.

                To WITHHOLD FOR AN INDIVIDUAL nominee, press 0 and listen to the instructions.

    Proposal 2: To vote FOR, press 1; AGAINST, press 9; ABSTAIN, press 0.

  The Instructions are the same for all remaining proposals.

              WHEN ASKED, PLEASE CONFIRM YOUR VOTE BY PRESSING 1.
  ---------------------------------------------------------------------------
      PLEASE DO NOT RETURN THE ABOVE PROXY CARD IF YOU VOTED BY PHONE.
  ---------------------------------------------------------------------------

                             THANK YOU FOR VOTING.

     CALL TOLL FREE ON A TOUCH TONE TELEPHONE
        1-800-840-1208 - ANYTIME

       There is NO CHARGE to you for this call.